Exhibit 99.1

Atlantic Union Bankshares Corporation Completes Acquisition of Sandy Spring Bancorp, Inc.

Richmond, Va., April 1, 2025 – Atlantic Union Bankshares Corporation (“Atlantic Union”) announced that it has completed its previously announced merger with Sandy Spring Bancorp, Inc. (“Sandy Spring”) today. This transaction strengthens Atlantic Union’s presence in Virginia and Maryland and creates the largest regional banking franchise headquartered in the lower Mid-Atlantic.

Under the terms of the merger agreement, each share of Sandy Spring common stock was converted into the right to receive 0.900 shares of Atlantic Union common stock, with cash to be paid in lieu of fractional shares. Based on the closing price of Atlantic Union common stock of $31.14 on Monday, March 31, 2025, the aggregate transaction value was approximately $1.3 billion.

“We are excited to have the Sandy Spring team officially join Atlantic Union Bank,” said John C. Asbury, President and CEO of Atlantic Union. “By bringing together the number one regional bank in Virginia and the number one regional bank in Maryland, we’ve created something that’s never existed before and establishes Atlantic Union as the preeminent regional bank, with Virginia as its linchpin, that spans the lower mid-Atlantic into the Southeast. We believe this transaction will help enable us to deliver sustainable long-term shareholder value.”

In accordance with the merger agreement, Mona Abutaleb Stephenson, Mark C. Micklem and Daniel J. Schrider have been appointed to the Boards of Directors of Atlantic Union and Atlantic Union Bank, effective as of the effective time of the merger.

Subsequent to the closing, on a pro forma basis as of December 31, 2024, before merger-related adjustments, Atlantic Union had $38.7 billion in total assets, $32.1 billion in total deposits and $30.0 billion in total loans held for investment. Sandy Spring’s subsidiary bank, Sandy Spring Bank, was merged into Atlantic Union Bank today.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook and expectations with respect to the transaction. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of us or our management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;

•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;

•	the integration of the business and operations of Sandy Spring may take longer or be more costly than anticipated; and

•	other factors that may affect our future results, including, among others, changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that our actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in our most recent annual report on Form 10-K and other documents subsequently filed by us with the Securities Exchange Commission.

Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Contact:

Beth Shivak, Senior Vice President and Director of Corporate Communications

Beth.Shivak@atlanticunionbank.com, 804.327.5746

Bill Cimino, Senior Vice President and Director of Investor Relations

Bill.Cimino@atlanticunionbank.com, 804.448.0937